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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsor and Trustee of Equity Investor Fund
Defined Technology Portfolio 1999 Series D,
Defined Asset Funds:



We consent to the use in this Registration Statement No. 333-89001 of our opinion dated December 17, 1999, relating to the Statement of Condition of Equity Investor Fund, Defined Technology Portfolio 1999 Series D, Defined Asset Funds, and to the reference to us under the heading "How The Fund
Works--Auditors" in the Prospectus which is a part of this Registration
Statement.



DELOITTE & TOUCHE LLP
New York, N.Y.
December 17, 1999